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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): January 12, 2004

                           DVI Receivables Corp. VIII
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             (Exact Name of Registrant as Specified in Its Charter)


        DELAWARE                   333-81454                    25-1824148
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   (State or Other               (Commission                 (IRS Employer
Jurisdiction of Formation)       File Number)             Identification Number)

                        2500 YORK ROAD, JAMISON, PA 18929


       Registrant's Telephone Number, Including Area Code: (215) 488-5000

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  Other Events and Required FD Disclosure

On January 12, 2004, DVI Financial Services Inc., as servicer ("DVIFS" or the "Servicer"), announced that it had extended a Temporary Conditional Servicing Support Agreement (the "Agreement") and a related confidentiality agreement with U.S. Bank National Association (the "Trustee"), as trustee for the noteholders of notes issued by DVI Receivables VIII, L.L.C., DVI Receivables X, L.L.C., DVI Receivables XI, L.L.C., DVI Receivables XII, L.L.C., DVI Receivables XIV, L.L.C., DVI Receivables XVI, L.L.C., DVI Receivables XVII, L.L.C., DVI Receivables XVIII, L.L.C. and DVI Receivables XIX, L.L.C. (collectively, the "Securitizations"). Pursuant to the Agreement, Lyon Financial Services, Inc. d/b/a US Bancorp Portfolio Services ("USBPS") will provide people, expertise and assistance to support certain DVIFS servicing functions, including collections and workouts. DVIFS has requested that USBPS initially provide six people to make outbound collections calls and assist in restructuring and workout discussions with larger obligors. DVIFS anticipates expanding USBPS' role over the month of January to facilitate a transition of servicing as discussed below. Until a formal transition of servicing occurs, DVIFS will continue to control all servicing functions and will retain all rights to make determinations about implementation of services and assistance provided by USBPS.

Such services by USBPS will terminate at the close of business on February 3, 2004, unless (i) a settlement agreement among DVIFS, the Trustee, USBPS, the Ad Hoc Committee of Securitization Noteholders (the "Ad Hoc Committee") and certain other parties (the "Settlement Agreement") that provides for servicing by USBPS is approved by the Bankruptcy Court (as defined below), or (ii) DVIFS, at the request of the Trustee and the Ad Hoc Committee, in its sole discretion agrees to extend such services. The Trustee shall pay the fees and expenses of USBPS in connection with these services from funds available in the Securitizations (including funds available, if any, in any Successor Servicer Reserve Account).

A hearing in the U.S. Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") has been set for February 3, 2004 for the Bankruptcy Court to consider the approval of the Settlement Agreement. A copy of the notice of hearing is attached hereto as Exhibit 99.1. The Settlement Agreement has been filed as Exhibit 99.1 to the Current Reports on Form 8-K of DVI, Inc. and DVI Receivables Corp. VIII, each filed on January 7, 2004. DVIFS and USBPS are working on a transition plan to enhance the prospects for a smooth and efficient transfer of servicing as soon as practicable after approval of the Settlement Agreement. USBPS and DVIFS have made preparation of a replacement cumulative servicing report covering the August through December period one of the highest priorities during the transition period and will work with the Trustee so that cash distributions to noteholders of the Securitizations can occur as soon as possible after approval of the Settlement Agreement. Due to the intention of the parties to issue a replacement report in early February, DVIFS will report limited information in the January servicer reports, consisting of cash collection, delinquency and default information. Such reports will not include cash disbursement information, although DVIFS believes it is likely that the Trustee will make interest payments to the Securitization noteholders.
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)   Exhibits

      Exhibit 99.1 - Notice of February 3, 2004 Bankruptcy Court Hearing.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about the Company's expectations, including such intentions and expectations with respect to servicing support to be provided by USBPS, the preparation of servicer reports, distributions to Noteholders and the Bankruptcy Court hearing to approve the Settlement Agreement. These statements may be identified by their use of words, such as "anticipate," "estimate," "should," "expect," "guidance," "project," "intend," "plan," "believe" and other words and terms of similar meaning, in this report. Factors that could affect the Company's forward-looking statements include, among other things, risks associated with the bankruptcy process and unexpected difficulties in preparing the cumulative servicer reports. Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements.
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                DVI RECEIVABLES CORP. VIII

                                                By:   /s/ John P. Boyle
                                                      --------------------------
                                                      John P. Boyle
                                                      Vice President & Chief
                                                      Executive Officer

Dated: January 12, 2004